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                                                                 Exhibit 10.1.14

                               AMENDMENT AGREEMENT

         AMENDMENT AGREEMENT, dated as of September 30, 2003 (this "Agreement"), to the Amended and Restated Credit Agreement, dated as of May 1, 1998 (as heretofore amended and supplemented and as it in the future may be amended, modified or supplemented from time to time in accordance with its terms, the "Credit Agreement"), by and among Millbrook Distribution Services Inc., a Delaware corporation ("Millbrook"), The B. Manischewitz Company, LLC, a Delaware limited liability company ("Manischewitz" and, together with Millbrook, the "Borrowers"), the lenders (the "Lenders") named in Schedules 2.01(a) and 2.01(b) to the Credit Agreement, JPMorgan Chase Bank, as administrative and collateral agent (in such capacity, the "Agent") for the Lenders, and Bank of America, N.A., as co-agent and documentation agent.

         WHEREAS, the parties hereto have agreed to amend certain provisions of the Credit Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Amendments to Credit Agreement. The Credit Agreement shall be amended to incorporate the changes shown on the marked pages attached hereto as Exhibit A, effective as of the date on which the conditions precedent set forth in Section 3 shall be satisfied.

         2. Representations and Warranties. The Borrowers hereby represent and warrant as of the date hereof as follows (which representations and warranties shall survive the execution and delivery of this Agreement):

                  (a) All representations and warranties made by the Borrowers in Article IV of the Credit Agreement and each of the other Loan Documents, after taking into account the effect of this Agreement, are true and correct in all material respects as of the date hereof with the same force and effect as if made on such date (except to the extent that any such representation or warranty relates expressly to an earlier date).

                  (b) Each Borrower has the requisite power to execute, deliver and carry out the terms and provisions of this Agreement.

                  (c) This Agreement has been duly executed and delivered by the Borrowers and constitutes the legal, valid and binding obligation of the Borrowers, and is enforceable against the Borrowers in accordance with its terms subject (i) as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally, from time to time in effect, and (ii) to general principles of equity.


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                  (d) After giving effect to this Agreement, no event has
         occurred and is continuing which constitutes or would constitute a Default or an Event of Default under the Credit Agreement.

         3. Conditions Precedent. Notwithstanding any term or provision of this Agreement to the contrary, Paragraph 1 hereof shall not become effective until the Agent shall have received counterparts of this Agreement, duly executed and delivered on behalf of the Borrowers, the Agent and the Lenders.

         4. Fees and Expenses of Agent. The Borrowers agree to pay all reasonable fees and out-of-pocket expenses incurred by the Agent in connection with the preparation and negotiation of this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Agent.

         5. References to Agreements. The term "Agreement", "hereof", "herein" and similar terms as used in the Credit Agreement, and references in the Credit Agreement and the other Loan Documents to the Credit Agreement, shall mean and refer to, from and after the effective date of the amendments contained herein as determined in accordance with Paragraph 3 hereof, the Credit Agreement as amended by this Agreement.

         6. Continued Effectiveness. Nothing herein shall be deemed to be a waiver of any covenant or agreement contained in, or any Default or Event of Default under, the Credit Agreement or any of the other Loan Documents, except as expressly provided for hereby, and each of the parties hereto agrees that, as amended by this Agreement, all of the covenants and agreements and other provisions contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect from and after the date of this Agreement.

         7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original, and all of which, when taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

         8. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (OTHER THAN THE CONFLICTS OF LAWS PRINCIPLES THEREOF).

                [Remainder of this page intentionally left blank]


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the day and year first above written.


                           MILLBROOK DISTRIBUTION SERVICES INC.


                           By:  /s/ Richard A. Bernstein
                                --------------------------------------------
                                Name:    Richard A. Bernstein
                                Title:   Chairman

                           THE B. MANISCHEWITZ COMPANY, LLC

                           By:  Richard A. Bernstein, its managing member


                           /s/ Richard A. Bernstein
                           -------------------------------------------------
                             Richard A. Bernstein

                           JPMORGAN CHASE BANK, as Agent and Lender


                           By:  /s/ Gregory J. Wiske
                                --------------------------------------------
                                Name:    Gregory J. Wiske
                                Title:   Vice President

                           BANK OF AMERICA, N.A., as Co-Agent and
                           Lender


                           By:  /s/ Frank Palmieri
                                --------------------------------------------
                                Name:    Frank Palmieri
                                Title:   Vice President



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                           FLEET BUSINESS CREDIT, LLC, as Lender


                           By:  /s/ Allan R. Juleus
                                --------------------------------------------
                                Name:    Allan R. Juleus
                                Title:   Vice President

                           PNC BANK, NATIONAL ASSOCIATION, as
                           Lender


                           By:  /s/ Celeste DiGeorge
                                --------------------------------------------
                                Name:    Celeste DiGeorge
                                Title:   Vice President

                           LASALLE BUSINESS CREDIT, LLC (successor by merger to LaSalle Business Credit, Inc.), as Lender


                           By:  /s/ Thomas F. Furst
                                --------------------------------------------
                                Name:    Thomas F. Furst
                                Title:   Vice President


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                                    EXHIBIT A


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EXHIBIT A

         "Cure Loans" shall have the meaning assigned to such term in Section 2.13(d) hereof.

         "Customer" shall mean and include the account debtor or obligor with respect to any Receivable.

         "Debt Service Coverage Ratio" shall mean, with respect to any person for any period, the ratio of (i) EBTIDA for the four most recent consecutive fiscal quarters ending on or prior to the date of determination minus Capital Expenditures (including, without limitation, Capitalized Lease Obligations) made during such period minus all Permitted Dividends and Distributions made during such period minus federal, state and local income taxes actually paid in cash during such period to (ii) the sum of (x) the Cash Interest Expense of such person for the four most recent consecutive fiscal quarters ending on or prior to the date of determination and (y) the aggregate Debt Service Expense of such person for such period.

         "Debt Service Expense" shall mean, with respect to any person for any period, the aggregate of regularly scheduled principal payments (other than a Mandatory Prepayment) of all long-term Indebtedness made in cash by such person during such period on a Consolidated basis in accordance with GAAP.

         "Default" shall mean any event or condition which, with notice or lapse of time or both, would constitute an Event of Default.

         "dollars" or the symbol "$" shall mean lawful currency of the United States of America.

         "Domestic Lending Office" shall mean, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name in Schedule 2.02 annexed hereto, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Agent.

         "EBITDA" shall mean with respect to any person for any period of time, the sum of (i) Net Income, (ii) Interest Expense, (iii) depreciation and amortization, (iv) provision for LIFO adjustment for inventory valuation, (v) non-cash portion of deferred compensation expenses and other non-cash charges which reduced Net Income, and (vi) federal, state and local income taxes, in each case of such person for such period, computed and calculated in accordance with GAAP; provided, however, that for the purposes of determining EBITDA for any period ending September 30, 2003, December 31, 2003, March 31, 2004 and June 30, 2004, EBITDA shall be increased by the amount of any dividend or distribution by the Borrowers to Holdings or Enterprises to enable Holdings to pay (i) Alvarez & Marsal, Inc. ("A&M") up to an aggregate amount of $150,000 under the engagement agreement between A&M and Holdings and (ii) the reasonable costs, fees and expenses (including, without limitation, all legal, accounting and consulting fees and disbursements) incurred or to be incurred by an investor and/or its affiliates (collectively, the "Investor") in connection with the due diligence examination, review, documentation, negotiation and/or closing of a potential equity investment in Holdings by the Investor, up to an aggregate amount of $250,000.


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         "Eligible Inventory" shall mean inventory which is, in the reasonable opinion of the Agent, not obsolete, slow-moving or unmerchantable and is and at all times shall continue to be reasonably acceptable to the Agent; provided, however, that Eligible Inventory shall in no event include inventory which (i)
(x) is not located on one of the addresses for locations of Collateral set forth on Schedule I to the Security Agreement (Millbrook) or Security Agreement (Manischewitz), as applicable, and with respect to which the Agent has not been granted and has not perfected a valid, first priority security interest or (y) with respect to Manischewitz only, is maintained at a location at which the aggregate inventory has a value of less than $200,000, (ii) is damaged, (iii) is in-transit or (iv) has been returned or rejected by a Customer and is not readily available for resale to a Customer. Standards of eligibility may be fixed and revised from time to time solely by the Agent in the Agent's exclusive reasonable judgment; provided, that the Agent shall promptly notify the Borrowers of any change in the standards of eligibility and such change shall become effective 15 days following the date such notification has been given in accordance with Section 11.01 hereof. In determining eligibility, the Agent may, but need not, rely on reports and schedules furnished by Borrowers but reliance by the Agent thereon from time to time shall not be deemed to limit the right of the Agent to revise standards of eligibility at any time as to both present and future inventory of the Borrowers.

         "Eligible Real Property" shall mean, collectively, the real property owned by the Borrowers as of the date hereof and located in Harrison, Arkansas, Vineland, New Jersey and Jersey City, New Jersey, provided, that none of the foregoing items of real property shall be deemed to be Eligible Real Property unless the Agent (on behalf of the Lenders) possesses a valid first mortgage in such item of real property as security for payment of the Obligations.

         "Eligible Receivables" shall mean Receivables created by a Borrower arising out of the sale of goods or rendition of services by such Borrower, which are and at all times shall continue to be reasonably acceptable to the Agent. Standards of eligibility may be fixed and revised from time to time solely by the Agent in the Agent's reasonable judgment; provided, that the Agent shall promptly notify the Borrowers of any change in the standards of eligibility and such change shall become effective 15 days following the date such notification has been given in accordance with Section 11.01 hereof. In general, without limiting the foregoing, a Receivable shall in no event be deemed to be an Eligible Receivable unless: (a) all payments due on the Receivable have been invoiced and the underlying goods shipped or services performed, as the case may be; (b) in the case of Millbrook, the payment due on a Receivable is not more than 90 days past the invoice date, in the case of Manischewitz, with respect to "daily

         "Event of Default" shall have the meaning assigned to such term in
Article VIII hereof.

         "Excess Cash Flow" shall mean, with respect to any person for any period, the amount, if any, by which Net Cash Flow of such person and its subsidiaries on a Consolidated basis for such period exceeds the sum of (a) the Debt Service Expense of such person and its subsidiaries on a Consolidated basis for such period plus (b) the aggregate amount of all Permitted Dividends and Distributions, if any, made during such period.

         "Fee Letter" shall mean the letter dated the Closing Date from The Chase Manhattan Bank to the Borrowers.

         "Final Maturity Date" shall mean March 31, 2003 with respect to the Term Loan and Term Loan Commitment, and October 28, 2004 otherwise.


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         "FIRREA" shall mean the Financial Institutions Reform, Recovery and
Enforcement Act of 1989, as amended from time to time.

         "Fiscal Year" shall mean the fiscal year of each of the Borrowers, Holdings and Enterprises for accounting purposes which in each case ends on March 31 of each year.

         "Funded Debt" shall mean with respect to any person as of the date of determination thereof, all Indebtedness of such person and its subsidiaries on a Consolidated basis outstanding of such time which matures more than one year after the date of calculation, and any such Indebtedness maturing with one year from such date of calculation which is renewable or extendable at the sole option of the obligor without the requirement to satisfy any conditions to a date more than one year from such date and including in any event the Revolving Credit Loans.

         "GAAP" shall have the meaning assigned to such term in Section 1.02 hereof.

         "Grantor" shall mean any Grantor, Pledgor or Debtor, as such terms are defined in any of the Security Documents.

         "Guarantee" shall mean any obligation, evidenced in writing, contingent or otherwise, of any person guaranteeing or having the economic effect of guaranteeing any Indebtedness or obligation of any other person in any manner, whether directly or indirectly, and shall include, without limitation, any obligation of such person, direct or indirect, to (i) purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or obligation, (ii)

         (l) such other information as the Agent or the Co-Agent may reasonably request; and

         (m) (x) on each of April 29, 2003, October 30, 2003 and April 29, 2004, a certificate of a Responsible Officer of the Borrowers, certifying that to the best of his or her knowledge no Default or Event of Default has occurred and is continuing for the fiscal period ended March 31, 2003, September 30, 2003 and March 31, 2004, respectively and (y) on each of May 15, 2003, November 15, 2003 and May 15, 2004, a certificate of a Responsible Officer of the Borrowers (including calculations demonstrating compliance with the covenants set forth in Section 7.09 hereof), recertifying that to the best of his or her knowledge no Default or Event of Default has occurred for the fiscal period ended March 31, 2003, September 30, 2003 and March 31, 2004, respectively.

         SECTION 6.06. Litigation and Other Notices. Give the Agent prompt written notice of the following:

         (a) to the extent directed to or served upon a Borrower or any subsidiary in writing, the issuance by an court or governmental agency or authority of any injunction, order, decision, or other restraint prohibiting, or having the effect of prohibiting, the making of the Loans or occurrence of other Credit Events, or invalidating, or having the effect of invalidating, any provision of this Agreement, the Notes or the other Loan Documents, or the initiation of any litigation or similar proceeding seeking any such injunction, order, decision or other restraint;

         (b) the filing or commencement of any action, suit or proceeding against a Borrower or any subsidiary thereof, whether at law or in equity or by or before any court or any Federal, state, municipal or other governmental agency or authority, (i) which is material and is brought by or on behalf of any governmental agency or authority, or in which injunctive or other equitable relief is sought or (ii) as to which it is probable (within the meaning of Statement of Financial Accounting Standards No. 5) that there will be an adverse determination and which, if adversely determined, would (A) reasonably be expected to result in liability of one or more Borrowers or a subsidiary thereof in an aggregate amount of $1,500,000 or more, not reimbursable by insurance, or
(B) materially impair the right of a Borrower or any subsidiary thereof to perform its obligations under this Agreement, any Note or any other Loan Document to which it is a party;

         (c) after obtaining actual knowledge thereof, any continuing Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto; and